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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Intraware, Inc.
(Name of Registrant as Specified In Its Charter)

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Intraware, Inc.
25 Orinda Way
Orinda, California 94563
(925) 253-4500

September 19, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Intraware, Inc. The Annual Meeting will be held at 10:00 a.m. on November 6, 2002 at OCC, 315 Camino Sobrante, Orinda, California 94563.

        At this year's Annual Meeting you will be asked to elect one person to our Board of Directors, and to approve our selection of PricewaterhouseCoopers LLP as our independent accountants. Your vote on these matters is important and we appreciate your continued support.

        The Proxy Statement and the formal notice of the Annual Meeting are included in this invitation. We have also enclosed a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for fiscal year 2002.

        Please use this opportunity to take part in Intraware's affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, or vote electronically via the Internet or telephone if instructions for doing so are shown on the proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

Peter H. Jackson President and Chief Executive Officer

INTRAWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, November 6, 2002, at 10:00 a.m.

To Our Stockholders:

        The Annual Meeting of Stockholders of Intraware, Inc., a Delaware corporation, will be held at 10:00 a.m. on Wednesday, November 6, 2002 at OCC, 315 Camino Sobrante, Orinda, California 94563. The purposes of the meeting are to:

  1.
  Elect one Class I Director for a term of three years or until his successor is duly elected and qualified; and

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants.

        We describe the above items in the attached Proxy Statement. Stockholders who owned our stock at the close of business on September 10, 2002 may attend and vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our offices at 25 Orinda Way, Orinda, California, during the ten days before the meeting. The Board of Directors recommends a vote "FOR" each of the proposals.

        It is very important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy card. You may also vote via the Internet or by telephone if instructions for doing so are shown on the proxy card. See "Voting via the Internet or by Telephone" in the Proxy Statement for more details. Returning the proxy or voting electronically or by telephone does NOT deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors

John J. Moss Vice President, General Counsel and Secretary
Orinda, California September 19, 2002

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders (we refer to this as the "Annual Meeting" or "the meeting"). The meeting will be held on November 6, 2002 at 10:00 a.m. at OCC, 315 Camino Sobrante, Orinda, California 94563. The telephone number at that location is (925) 254-4313. Our headquarters are located at 25 Orinda Way, Orinda, California 94563 and our telephone number is (925) 253-4500.

        Voting materials, which include this Proxy Statement, the proxy card and the 2002 Annual Report to Stockholders, will be mailed to stockholders on or about September 19, 2002.

        In this Proxy Statement, we refer to Intraware, Inc., as "Intraware," "the Company," "we," "our" and "us."

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

        Stockholders who owned our stock at the close of business on September 10, 2002 (a date we refer to as the "Record Date") are entitled to attend and vote at the meeting. On that date, 51,464,941 shares of our Common Stock, 1,298,340 shares of our Series A Preferred Stock and 83,044 shares of our Series B-1 Preferred Stock were issued and outstanding. For information on ownership of our stock by management and 5% stockholders, see "Other Information—Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically so request.

Voting and Solicitation

        Each share of Common Stock and Series A Preferred Stock outstanding on September 10, 2002 entitles its owner to one vote on all matters. Each share of Series B-1 Preferred Stock outstanding on September 10, 2002 entitles its owner to 12.03 votes on all matters. Directors are elected by a plurality vote, therefore, the nominee for director receiving the most votes will be elected. The proposal to ratify our appointment of independent accountants will be approved only if it receives an affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

        If you specify how you want your proxy to be voted on any proposal, your proxy will be voted that way on that proposal, unless you revoke it. If you do not specify how you want your proxy to be voted on any proposal, your proxy will be voted "FOR" the election of the nominee for Class I director, and "FOR" ratification of our appointment of independent accountants, as described in this Proxy Statement. We do not expect any other business to come before the meeting. If any other matter requiring a stockholder vote properly arises, the people named in the enclosed proxy card will vote your proxy as the Board of Directors recommends.

        We will pay the cost of this solicitation. We may reimburse brokerage firms and others who represent beneficial owners. Our directors, officers and regular employees may also solicit proxies personally or by telephone, telegram or letter, without additional compensation other than reimbursement of their expenses.

Quorum; Abstentions; Broker Non-Votes

        Shares which constitute a majority of the voting power outstanding on September 10, 2002 must be present in person or by proxy to constitute a quorum. Without a quorum, we cannot hold the meeting or transact business. Shares voted "FOR" or "AGAINST" a proposal count toward establishing a quorum and also count toward the results of the voting. An abstaining vote counts toward establishing a quorum, but its effect on the actual vote counts differs depending on the subject of the vote. In the election of directors, an abstaining vote is not counted and therefore has no effect on the election. This is because our directors are elected by plurality. However, on the proposal to ratify our selection of independent accountants, an abstaining vote has the same effect as a vote against the proposal. This is because the proposal is not approved unless a majority of the shares present in person or by proxy vote "FOR" the proposal, and an abstaining vote is considered to be present but is not a vote "FOR" the proposal. A broker non-vote counts toward establishing a quorum but will not affect the outcome of any vote at this meeting. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote.

Deadline for Receipt of Stockholder Proposals

        If you wish to submit a proposal for possible inclusion in our 2003 proxy materials, we must receive your notice, in accordance with rules of the Securities and Exchange Commission (which we refer to as the "SEC"), on or before May 22, 2003. The proposal(s) should be mailed to our Secretary at our principal executive offices at 25 Orinda Way, Orinda, California 94563. Under our bylaws, your nominations for director and stockholder proposals not included in our 2003 proxy materials must be submitted to our Secretary, at the above address, between June 21, 2003 and July 21, 2003 in order to be considered timely for possible action by our stockholders at next year's annual meeting of stockholders (which we refer to as the "2003 Meeting"). However, if the date of the 2003 Meeting is more than 30 days earlier or later than the one-year anniversary of this year's Annual Meeting, such proposals or nominations must be submitted by the later of (1) the 90th day before the 2003 Meeting, or (2) the 10th day after the 2003 Meeting date is first publicly announced. Stockholder nominations and proposals must also meet other criteria described in our bylaws in order to be considered at the 2003 Meeting. You may obtain a copy of our bylaws by making a written request to our Secretary at the above address.

Voting via the Internet or by Telephone

Shares Registered in the Name of a Brokerage Firm or Bank

        A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares by telephone by calling the telephone number appearing on your proxy voting card or you may vote via the Internet at the following address on the World Wide Web:

        www.proxyvote.com

by following the instructions on your screen. If you vote via the Internet, you may be required to bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

Shares Registered Directly in the Name of the Stockholder

        Telephone and Internet voting are not currently available for our shares registered directly with Computershare Investor Services LLC, our transfer agent. If your shares are registered directly with Computershare Investor Services LLC, you may vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope, or by attending the Annual Meeting and voting your shares in person.

PROPOSAL NO. 1
ELECTION OF DIRECTOR

Directors

        Our Board of Directors is authorized to have seven members and currently has five members. They are divided among three classes with overlapping three year terms.

        Of the two vacancies on our Board, the first is reserved for a director who our Series B-1 Preferred Stock holders may elect for as long as our Series B-1 Preferred Stock remains outstanding. Any director elected by our Series B-1 Preferred Stock holders will not be a member of a class. The second vacancy is reserved for a director who Zomax Incorporated may elect for as long as Zomax holds at least 5% of our outstanding shares of Common Stock (calculated on a fully diluted basis as if all of our outstanding convertible preferred stock and warrants were converted into Common Stock) and the Strategic Alliance Agreement dated August 12, 2002 between Zomax and Intraware remains in effect. Zomax has not yet chosen to exercise this right.

Nominee for Class I Director

        At this year's Annual Meeting, one Class I director is to be elected for a term of three years. The Board of Directors has nominated Frost R. R. Prioleau for election as Class I director. Proxies cannot be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Mr. Prioleau. We expect Mr. Prioleau to accept his nomination. However, if he is unable or declines to serve as a director at the time of the meeting, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors. The elected director's term of office will continue until our 2005 annual meeting or until the director's successor has been elected and qualified.

Information Regarding the Nominee and Other Directors

        Below is information on the nominee for Class I director and on the directors whose terms continue after this year's Annual Meeting. This information is current as of September 10, 2002.

Nominee for Class I Director for a Term expiring in 2005

Name	Age	Position
Frost R. R. Prioleau	41	Director and Senior Advisor(1)

(1)
Effective August 31, 2002, Mr. Prioleau resigned from his full-time duties as President of Intraware and assumed the part-time position of Senior Advisor. Mr. Prioleau intends to continue as a member of the Board of Directors if elected.

        Frost R.R. Prioleau joined us as the Vice President of SubscribeNet in December 1998. Mr. Prioleau became Vice President of E-services in November 1999, Executive Vice President of Products and Services in June 2000, and President of Intraware and a member of the Board of Directors in December 2000. Effective August 31, 2002, Mr. Prioleau resigned from his position as President and assumed the part-time position of Senior Advisor. From March 1989 to October 1998, Mr. Prioleau served successively as Vice President, President and Chief Executive Officer of P2 Holdings Corporation, a rapid prototyping and services provider. P2 Holdings Corporation filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in December 1998. Mr. Prioleau holds a B.S.E. in Engineering Management Systems from Princeton University.

Recommendation of the Board

        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTOR OF THE NOMINEE SET FORTH ABOVE.

Incumbent Class II Directors Whose Term Expires in 2003

Name	Age	Position
Brendan A. McLoughlin	63	Director
Ronald E. F. Codd	46	Director

        Brendan A. McLoughlin has served as a member of our Board of Directors since July 2002. He is a member of our Audit Committee and our Compensation Committee. From September 1998 to April 2001 Mr. McLoughlin served as Senior Vice President of Sales at Navigation Technologies Corporation, a database software company. From August 1997 to June 1998 he served as Senior Vice President of Sales for Fujitsu Personal Computer Company, and from September 1996 to July 1997 he served as Senior Vice President of World-Wide Sales at Vision Tek Corporation, a 3D graphic accelerator company. From May 1993 to August 1996 he served as Senior Vice President of World-Wide Sales at Dataflex Corporation, a value-added reseller of computer hardware and services. From 1983 to 1993, Mr. McLoughlin held various management positions at Compaq Computer Corporation, including Vice President of North American Corporate Sales. From 1968 to 1983 he held various positions at IBM Corporation. Mr. McLoughlin holds a B.A. in Business Administration from Belmont Abbey College and has completed executive management courses at Harvard University Business School and the University of Pennsylvania Wharton School of Business.

        Ronald E. F. Codd has served as a member of our Board of Directors since January 1999. He is a member of our Audit Committee and our Compensation Committee. From January 1999 to March 2002, Mr. Codd served as the President and Chief Executive Officer and a member of the Board of Directors of Momentum Business Applications, Inc., a publicly held company engaged in software application development activities. Prior to that, Mr. Codd served as Senior Vice President of Finance and Administration of PeopleSoft, Inc., a developer and marketer of enterprise application software, from 1994 until December 1998 and as Vice President and Chief Financial Officer from September 1991 to 1994. Mr. Codd holds a Masters in Management from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. in Business from the University of California, Berkeley.

Incumbent Class III Directors Whose Term Expires in 2004

Name	Age	Position
Mark B. Hoffman	56	Chairman of the Board of Directors
Peter H. Jackson	44	President, Chief Executive Officer and Director

        Mark B. Hoffman has served as Chairman of our Board of Directors since August 1996. He is a member of our Audit Committee. Since September 1996, Mr. Hoffman has served as Chairman of the Board of Directors and Chief Executive Officer of Commerce One, Inc., an e-commerce procurement and supplier-management solutions company. Prior to joining Commerce One, Mr. Hoffman served as Chief Executive Officer and President of Sybase, Inc., a company he co-founded in 1984. Mr. Hoffman holds an M.B.A. from the University of Arizona and a B.S. in Engineering from the U.S. Military Academy.

        Peter H. Jackson co-founded Intraware in August 1996. From August 1996 to December 2000 he served as President, Chief Executive Officer and a member of our Board of Directors. From December 2000 he served as Chief Executive Officer and a member of our Board of Directors, and since August 2002 has served as President, Chief Executive Officer and a member of our Board of Directors. From May 1996 to August 1996, Mr. Jackson served as a Vice President of Vanstar Corporation, a computer hardware and services company. From May 1994 to May 1996, Mr. Jackson served as President and COO of Dataflex Corporation, a value-added reseller of computer hardware and services. From January 1986 to May 1994, Mr. Jackson served as Founder and President of Granite Computer Products, Inc., a corporate computer hardware reseller and services provider. Mr. Jackson holds an A.B. in History from the University of California, Berkeley.

Board Meetings and Committees

        Our Board of Directors held seventeen meetings during our last fiscal year, which ended February 28, 2002. Each Director attended at least 75% of all Board meetings held during such Director's tenure. Each incumbent Director who was a committee member attended at least 75% of all applicable committee meetings held during such Director's tenure.

        The Board of Directors has an Audit Committee and a Compensation Committee.

        The members of the Audit Committee are Mark B. Hoffman, Ronald E. F. Codd and Brendan A. McLoughlin. The Audit Committee held four meetings during the last fiscal year. The Audit Committee's functions include appointing, determining funding for, and overseeing our independent accountants; approving the provision by the independent accountants of permissible non-audit services; reviewing and evaluating our accounting policies and our system of internal accounting controls; receiving, reviewing and addressing accounting-related complaints and concerns received by the Company; and engaging independent counsel and advisors as the Committee deems necessary. The Report of the Audit Committee is included in this Proxy Statement below.

        The members of the Compensation Committee are Brendan A. McLoughlin and Ronald E. F. Codd. The Compensation Committee held one meeting during the last fiscal year. The Compensation Committee's functions include reviewing and approving the executive compensation policies and administering the employee stock option and stock purchase plans. The Report of the Compensation Committee is included in this Proxy Statement below.

Director Compensation

        Directors do not currently receive any cash compensation from Intraware for their service as members of the Board of Directors. Under our 1996 Stock Option Plan, employee directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan. Under Intraware's 1998 Director Option Plan, non-employee directors receive nondiscretionary stock option grants at the time they become directors and annually thereafter. The initial grant vests as to 12.5% of the shares six months following the date of the grant and monthly thereafter over the following three and one-half year period. Each subsequent grant vests as to 25% of the shares six months following the date of the grant and monthly thereafter over the following one and one-half year period. The exercise price of each grant is the fair market value of the stock on the date of the grant. Our 1996 Stock Option Plan and 1998 Director Option Plan are described more fully in Note 10 to the consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on May 29, 2002.

        Currently, each non-employee Board member receives an option grant upon his or her appointment to the Board and upon each anniversary of service thereafter. During our last fiscal year, which ended February 28, 2002, Harold Blue, Michael S. Falk and Travis L. Provow each received an option to purchase 15,000 shares under the 1998 Director Option Plan in connection with their election to Intraware's Board of Directors. In July 2001, John V. Balen and Messrs. Baer, Codd and Hoffman each received an annual grant of an option to purchase 7,500 shares under the 1998 Director Option Plan. Messrs. Baer, Balen, Blue, Falk and Provow have since resigned from Intraware's Board of Directors.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending February 28, 2003, and asks that the stockholders ratify that appointment. If the stockholders do not ratify the appointment, the Board of Directors will reconsider its selection of independent accountants.

        We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

        The fees billed by PricewaterhouseCoopers LLP for our fiscal year 2002 annual audit and review of interim financial statements were approximately $317,000.

All Other Fees

        The fees billed by PricewaterhouseCoopers LLP for all other professional services during the 2002 fiscal year were approximately $28,000. All other professional services include fees for such services as SEC registration statement reviews, and sales and foreign tax research and accounting consultations.

Required Vote

        The affirmative vote of the holders of a majority of our Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending February 28, 2003.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2003.

OTHER INFORMATION

Executive Officers

        In addition to Mr. Jackson, the following persons were executive officers of Intraware as of the Record Date:

Name	Age	Position
Wendy A. Nieto	38	Senior Vice President and Chief Financial Officer
James A. Brentano	43	Senior Vice President of Technology and Operations
David L. Dunlap	35	Senior Vice President of Business Development
Norman A. Pensky	51	Senior Vice President of Sales
John J. Moss	40	Vice President and General Counsel

        Wendy A. Nieto joined us in April of 2000 as Controller. Mrs. Nieto became Vice President of Finance in August 2001 and became Senior Vice President and Chief Financial Officer in April 2002. From November 1994 until April 2002, Mrs. Nieto held a number of senior management positions including Director of Finance at Chiron Corporation, a biotechnology company. A Certified Public Accountant, Mrs. Nieto was also employed by various accounting firms. Mrs. Nieto holds a B.S. from California State University, Hayward and an M.B.A. from St. Mary's University.

        James A. Brentano joined us as Director of Systems Engineering in June 1997. Mr. Brentano became Vice President of Knowledge Services in June 1998, Vice President of Strategic Technology, eServices, in November 1999, Executive Vice President of Technology in June 2000 and Senior Vice President of Technology and Operations in August 2001. From January 1996 to June 1997, Mr. Brentano served as Director of LAN Services for Pacific Bell. From March 1991 to December 1995, Mr. Brentano served as an Information Technology Strategic Architect for Pacific Gas & Electric, a regional natural gas and electric power utility. Mr. Brentano holds an M.S. in Computer Science from the University of California, Davis and an A.B. in Letters and Sciences from the University of California, Berkeley.

        David L. Dunlap joined us as the Director of Product Lines in September 1997. Mr. Dunlap became Vice President of Operations in May 1998, Chief Operations Officer in June 2000, and Senior Vice President of Business Development in February 2001. From September 1996 to September 1997, Mr. Dunlap served as a Financial Systems Project Manager for PeopleSoft, Inc., a software development company. From May 1996 to September 1996, Mr. Dunlap served as Director of Purchasing for Vanstar Corporation, a computer hardware and services company. From May 1994 to May 1996, Mr. Dunlap served as Vice President of National Operations for Dataflex Corporation, a value-added reseller of computer hardware and services. From September 1989 to May 1994, Mr. Dunlap served as Vice President of Operations for Granite Computer Products, Inc. Mr. Dunlap holds a B.A. in Government from Cornell University.

        Norman A. Pensky joined us as Vice President of Sales in December 1996. He became Senior Vice President of Worldwide Sales in October 2000, Senior Vice President of Sales, SubscribeNet in August of 2001, and Senior Vice President of Sales in May 2002. From July 1991 to November 1996, Mr. Pensky served as Senior Director of Strategic Accounts for Macromedia, Inc., an Internet publishing company. Mr. Pensky holds an M.B.A. from Golden Gate University and a B.S. in Business from the University of Southern California.

        John J. Moss joined us as General Counsel in October 1999 and became Vice President and General Counsel in August 2001. From March 1997 to October 1999, he served as Assistant General Counsel and then Deputy General Counsel at BARRA, Inc., a provider of financial software and services. From June 1993 to March 1997 he served as Corporate Counsel at Oracle Corporation, and from September 1991 to May 1993 he was an associate at the law firm of Graham & James. Mr. Moss holds a J.D. from Stanford University, an M.A. in International Economics from the Johns Hopkins School of Advanced International Studies, and a B.A. from Sarah Lawrence College.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our Common Stock (who we refer to as "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and Nasdaq. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms received or written representations from Reporting Persons, we believe that with respect to the fiscal year ended February 28, 2002, all the Reporting Persons complied with all applicable filing requirements, except as follows:

        In March 2001, Mr. Jackson received an option grant for 300,000 shares of our Common Stock in a transaction that was not reported in a timely manner with the SEC.

        In April 2001, ComVest Venture Partners L.P. ("ComVest"), which is affiliated with Mr. Michael Falk, who resigned as director on May 9, 2002, acquired shares of our Series B Preferred Stock convertible into 2,000,000 shares of our Common Stock and a warrant exercisable for 400,000 shares of our Common Stock. Also in April 2001, Mr. Falk received a stock option grant for 15,000 shares of Common Stock. Mr. Falk reported these April 2001 transactions to the SEC on Form 4 in a timely manner. ComVest, Commonwealth Associates Management Company, Inc., and Mr. Falk (collectively the "ComVest Joint Filers") subsequently filed an amended Form 4 for those transactions.

        In August 2001, ComVest acquired a warrant exercisable for 3,000,000 shares of our Common Stock and a convertible debenture issued by us in the principal amount of $3,000,000. Also in August 2001, Commonwealth Associates L.P. ("Commonwealth"), which is affiliated with Mr. Falk, acquired a warrant exercisable for 615,000 shares of our Common Stock. These August 2001 transactions were reported by Mr. Falk with the SEC on Form 4 in a timely manner. The ComVest Joint Filers subsequently filed an amended Form 4 for those August 2001 warrant acquisitions.

        In September 2001, Commonwealth acquired a warrant exercisable for 85,000 shares of our Common Stock in a transaction that was not reported in a timely manner with the SEC.

        In October 2001, Mr. Travis L. Provow, who resigned as director on May 9, 2002, received an option grant for 15,000 shares of our Common Stock in a transaction that was not reported in timely manner with the SEC.

        In November 2001, ComVest converted shares of our Series B-1 Preferred Stock into 200,008 shares of our Common Stock, sold 200,000 shares of our Common Stock pursuant to that conversion, acquired 3,000,000 shares of our Common Stock through its exercise of a warrant, and sold 37,491 shares of our Common Stock pursuant to a cashless exercise feature of that warrant. Also in November 2001, Commonwealth acquired 700,000 shares of our Common Stock through its exercise of a warrant, sold 9,075 shares of our Common Stock pursuant to a cashless exercise feature of that warrant, and distributed 485,819 shares of our Common Stock to certain of its affiliates and employees (including 68,105 shares to Mr. Falk). These November 2001 transactions were reported by Mr. Falk with the SEC on Form 4 in a timely manner. The ComVest Joint Filers subsequently filed an amended Form 4 for those transactions.

        Also in November 2001, each of Messrs. Jackson and Prioleau received an option grant for 900,000 shares of our Common Stock in a transaction that was not reported in a timely manner with the SEC.

Security Ownership of Certain Beneficial Owners and Management

        The following tables set forth certain information regarding beneficial ownership of our Common Stock, our Series A Preferred Stock, and our Series B-1 Preferred Stock as of the Record Date (except as otherwise noted) by (i) each of our directors, (ii) our Chief Executive Officer and the other four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended February 28, 2002 (these executives are referred to as the Named Executive Officers elsewhere in this Proxy Statement), (iii) all of our directors and executive officers as a group, and (iv) each person or entity who is known by us to own beneficially more than 5% percent of that class of our stock.

        These tables are based on information provided to Intraware or filed with the Securities and Exchange Commission by Intraware's directors, executive officers and principal stockholders. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Intraware, Inc., 25 Orinda Way, Orinda California 94563. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned. Shares of common stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Applicable percentage ownership of outstanding Common Stock in the following tables is based on 51,464,941 shares of Common Stock outstanding as of the Record Date.

Common Stock

	Shares Beneficially Owned
Name
	Number	Percentage
Zomax Incorporated	6,097,561	11.8%
Michael S. Falk(1)	4,932,133	9.3
ComVest Venture Partners, LP(2)	4,038,824	7.8
ComVest Management, LLC(3)	4,038,824	7.8
Peter H. Jackson(4)	3,721,499	7.1
Robert Priddy(5)	2,768,689	5.3
Mark B. Hoffman(6)	1,397,753	2.7
Frost R. R. Prioleau(7)	738,040	1.4
Norman A. Pensky(8)	252,749	*
James A. Brentano(9)	211,172	*
David L. Dunlap(10)	162,604	*
Ronald E. F. Codd(11)	101,011	*
Brendan A. McLoughlin	420	*
All directors and officers as a group (10 Persons)(12)	6,753,283

*
Less than 1% of the outstanding shares of Common Stock.

(1)
Includes 208,882 shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock convertible within 60 days of September 10, 2002. Includes 4,038,824 shares of Common Stock beneficially owned by ComVest Venture Partners, L.P. (which include 531,599 shares of Common Stock issuable to ComVest upon exercise of warrants exercisable within 60 days of September 10, 2002) and 616,321 shares of Common Stock beneficially owned by Commonwealth Associates, L.P. (which include 63,090 shares issuable to Commonwealth Associates, L.P. upon conversion of

  Series B-1 Preferred Stock convertible, and 354,240 shares issuable to Commonwealth Associates, L.P. upon exercise of warrants exercisable, within 60 days of September 10, 2002). ComVest Management, LLC is the general partner of ComVest Venture Partners, LP. ComVest Management LLC is wholly-owned by Commonwealth Associates Management Company, Inc. Commonwealth Associates Management Company, Inc. is the general partner of Commonwealth Associates, LP. The information herein regarding Mr. Falk is based on filings by Mr. Falk with the Securities and Exchange Commission. Mr. Falk is a manager of ComVest Management, LLC and is also the chairman and principal shareholder of Commonwealth Associates Management Company, Inc. Mr. Falk disclaims beneficial ownership of shares held by ComVest Venture Partners, LP and Commonwealth Associates, LP except to the extent of his interests in those entities. Mr. Falk served as a member of our Board of Directors until May 9, 2002. The address for Mr. Falk is 830 Third Avenue, New York, New York 10022.

(2)
Includes 531,599 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of September 10, 2002. The information herein regarding ComVest Venture Partners, LP is based on filings by ComVest Venture Partners, LP with the Securities and Exchange Commission. The address for ComVest is 830 Third Avenue, New York, New York 10022.

(3)
Includes 531,599 shares of Common Stock issuable to ComVest upon exercise of warrants exercisable within 60 days of September 10, 2002. ComVest Management claims beneficial ownership of these shares as General Partner of ComVest. The information herein regarding ComVest Management LLC is based on filings by ComVest Management LLC with the Securities and Exchange Commission. The address for ComVest Management is 830 Third Avenue, New York, New York 10022.

(4)
Includes 574,999 shares issuable upon exercise of stock options exercisable within 60 days of September 10, 2002. Also includes 2,100 shares held as custodian and 75 shares held as guardian by Mr. Jackson for Drew Jackson, 1,800 shares held as custodian and 200 shares held as guardian by Mr. Jackson for Connor Jackson, 3,000 shares held as custodian and 75 shares held as guardian by Mr. Jackson for Lindsey Jackson, and 2,700 shares held as custodian and 400 shares held as guardian by Mr. Jackson for Brett Jackson. Mr. Jackson is Intraware's President and Chief Executive Officer and a member of the Board of Directors.

(5)
Includes 374,432 shares of Common Stock issuable to Mr. Priddy upon conversion of Series B-1 Preferred Stock convertible within 60 days of September 10, 2002 and 300,800 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of September 10, 2002. The information herein regarding Mr. Priddy is based on filings by Mr. Priddy with the Securities and Exchange Commission. The address for Mr. Priddy is 3291 Buffalo Drive, Suite 8, Las Vegas, Nevada 89129.

(6)
Includes 80,625 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 10, 2002. Also includes 276,243 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of September 10, 2002 and 55,248 shares of Common Stock issuable upon exercise of a warrant within 60 days of September 10, 2002. Excludes 40,000 shares of Common Stock held by the Annie Eleanor Hoffman 1993 Revocable Trust of which Mr. Hoffman disclaims beneficial ownership. Excludes 40,000 shares of Common Stock held by the Andrew Mark Hoffman 1993 Revocable Trust of which Mr. Hoffman disclaims beneficial ownership. Mr. Hoffman's beneficial holdings reflect a division of marital property in 2002. Mr. Hoffman is the Chairman of the Board of Directors of Intraware.

(7)
Includes 734,915 shares issuable upon exercise of stock options exercisable within 60 days of September 10, 2002. Mr. Prioleau is Intraware's Senior Advisor and a member of Intraware's Board of Directors. Mr. Prioleau was Intraware's President until August 31, 2002.

(8)
Includes 103,749 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 10, 2002. Also includes an aggregate of 2,500 shares of Common Stock held by the Teri Pensky Irrevocable Trust, Valerie Pensky Irrevocable Trust, John Pensky Irrevocable Trust, Scott Pensky Irrevocable Trust, and the Sean Curtis Irrevocable Trust. Mr. Pensky is Intraware's Senior Vice President of Sales.

(9)
Includes 177,497 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 10, 2002. Mr. Brentano is Intraware's Senior Vice President of Technology and Operations.

(10)
Includes 122,706 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 10, 2002. Mr. Dunlap is Intraware's Senior Vice President of Business Development.

(11)
Includes 70,625 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 10, 2002. Also includes 27,624 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of September 10, 2002 and 2,762 shares of Common Stock issuable upon exercise of a warrant within 60 days of September 10, 2002, held by Ronald E. F. Codd, trustee of the Codd Revocable Trust. Mr. Codd is a member of Intraware's Board of Directors.

(12)
Includes an aggregate of 6,753,283 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 10, 2002, upon conversion of Series A Preferred Stock convertible within 60 days of September 10, 2002, and upon exercise of warrants exercisable within 60 days of September 10, 2002.

Series A Preferred Stock

	Shares Beneficially Owned (Series A Preferred Stock)		Shares Beneficially Owned (as converted into Common Stock)
Name
	Number	Percentage	Number	Percentage
Mark B. Hoffman(1)	276,243	21.3%	276,243	*	%
Susan A. Hoffman(2)	276,243	21.3	276,243	*
George M. Drysdale(3)	276,243	21.3	276,243	*
Margaret L. Taylor	220,994	17.0	220,994	*
Drysdale Partners	138,121	10.6	138,121	*
David A. Duffield Trust	110,497	8.5	110,497	*
Ronald E. F. Codd(4)	27,624	2.0	27,624	*
James A. Brentano	—	*	—	*
David L. Dunlap	—	*	—	*
Peter H. Jackson	—	*	—	*
Brendan A. McLoughlin	—	*	—	*
Norman A. Pensky	—	*	—	*
Frost R. R. Prioleau	—	*	—	*
All directors and executive officers as a group (10 Persons)	303,867	23.4	303,867	*

*
Less than 1% of the total outstanding shares.

(1)
Mr. Hoffman's beneficial holdings reflect a division of marital property with Susan B. Hoffman in 2002. Mr. Hoffman is the Chairman of our Board of Directors.

(2)
Ms. Hoffman's beneficial holdings reflect a division of marital property with Mr. Hoffman in 2002.

(3)
Includes 138,121 shares of Series A Preferred Stock held by Drysdale Partners.

(4)
These shares are held by Mr. Codd as trustee of the Codd Revocable Trust. Mr. Codd is a member of our Board of Directors.

Series B-1 Preferred Stock

	Shares Beneficially Owned (Series B-1 Preferred Stock)		Shares Beneficially Owned (as converted into Common Stock)
Name
	Number	Percentage	Number	Percentage
Michael S. Falk(1)	22,590	27.6%	271,978	*
Robert Priddy	31,099	37.9	374,432	*
J.F. Shea & Co.	26,198	32.0	315,424	*
Commonwealth Associates, LP	5,240	6.4	63,090	*
Keith Rosenbloom	5,135	6.3	61,825	*
Mark B. Hoffman	—	*	—	*
Ronald E. F. Codd	—	*	—	*
James A. Brentano	—	*	—	*
David L. Dunlap	—	*	—	*
Peter H. Jackson	—	*	—	*
Brendan A. McLoughlin	—	*	—	*
Norman A. Pensky	—	*	—	*
Frost R. R. Prioleau	—	*	—	*
All directors and executive officers as a group (10 Persons)	—	*	—	*

*
Less than 1% of the total outstanding shares.

(1)
Includes 5,240 shares of Series B-1 Preferred Stock (63,090 shares on an as converted to Common Stock basis) owned by Commonwealth Associates, LP. The relationship between Mr. Falk and Commonwealth Associates, LP is described in footnote (1) under the Common Stock table above.

Executive Compensation

Summary Compensation Table

        The table below summarizes the compensation earned for services rendered to us in all capacities for the fiscal years ended February 28, 2002, February 28, 2001, and February 29, 2000 by our Named Executive Officers.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position							Securities Underlying Options(#)
	Year	Salary($)	Bonus($)		Other($)
Peter H. Jackson President and Chief Executive Officer	2002 2001 2000	$293,753 300,200 306,792	$	— 40,000 40,000	$	— — —	1,200,000 — 50,000
Frost R. R. Prioleau* Senior Advisor	2002 2001 2000	$243,750 187,500 136,250	$	— 20,000 22,700	$	— — —	900,000 400,000 60,000
James A. Brentano Senior Vice President of Technology and Operations	2002 2001 2000	$176,625 161,667 131,418	$	— 15,000 21,755	$	— — —	80,000 180,000 30,000
David L. Dunlap Senior Vice President of Business Development	2002 2001 2000	$157,000 153,333 114,792	$	— 20,000 20,000	$	— — —	70,000 110,000 40,000
Norman A. Pensky Senior Vice President of Sales	2002 2001 2000	$148,629 151,400 164,017		$102,482 188,119 126,069	$	— — —	80,000 170,000 —

*
Effective August 31, 2002, Mr. Prioleau resigned from his position as President and assumed the part-time position of Senior Advisor.

Options Granted During the Last Fiscal Year

        The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended February 28, 2002, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 0%, 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

        In fiscal 2002, we granted options to purchase up to an aggregate of 4,500,000 shares to employees, directors and consultants. All options were granted under our 1996 Stock Option Plan, 1998 Director Option Plan or 1999 Non-Qualified Acquisition Stock Option Plan at exercise prices which were equal to the closing price of our Common Stock on the date of grant as reported on the Nasdaq National Market, except the grant of an option to each of Messrs. Jackson and Prioleau to purchase 600,000 shares at a price equal to 85% of the closing price of our Common Stock on the date of grant as reported on the Nasdaq National Market, and the grant of an option to a consultant to purchase 110,000 shares at a price of $0.01 in consideration for real estate brokerage services. All options have a term of ten years. Optionees may pay the exercise price by cash, check, promissory note or delivery of already-owned shares of our Common Stock. Generally, option shares granted to employees and consultants, and initial grants to non-employee directors, vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month thereafter. Grants to non-employee directors after the initial grants vest over two years, with 25% of the option shares vesting six months after the option grant date, and the remaining option shares vesting ratably each month thereafter. Exceptions made to our standard vesting arrangements included the grant of an option to each of Messrs. Jackson and Prioleau to purchase 600,000 shares, 100% of which vest on the fourth anniversary of the grant but subject to accelerated vesting upon the Company's achievement of certain operating and financial objectives; the grant of an option to a consultant to purchase 110,000 shares, 100% of which vested immediately on the grant date, in consideration for real estate brokerage services; and the grant of an option to a consultant to purchase 150,000 shares, 100% of which vested immediately on the grant date, in consideration for investor relations services.

	Individual Grants
		% of Total Options Granted to Employees In Last Fiscal Year
	Number of Securities Underlying Options Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Exercise Price ($/share)	Expiration Date
					0% ($)		5% ($)	10% ($)
Peter H. Jackson	300,000 600,000 300,000	6.6 13.2 6.6%	$0.658 0.559 2.109	11/5/2011 11/5/2011 3/1/2011	$	— 48,000 —	$115,348 289,496 397,977	$300,599 659,997 1,008,552
Frost R. R. Prioleau	300,000 600,000	6.6 13.2	0.658 0.559	11/5/2011 11/5/2011		— 48,000	115,348 289,496	300,599 659,997
James A. Brentano	80,000	1.8	0.80	10/5/2011		—	40,249	102,000
David L. Dunlap	70,000	1.8	0.80	10/5/2011		—	35,218	89,250
Norman A. Pensky	80,000	1.8	0.80	10/5/2011		—	40,249	102,000

Aggregate Option Exercises During Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended February 28, 2002, and exercisable and unexercisable options held as of February 28, 2002. The "Value of Unexercised In-the-Money Options at February 28, 2002" is based on a value of $1.71 per share, the fair market value of our Common Stock as of February 28, 2002, less the per share exercise price of the option, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 1996 Stock Option Plan. Some options are immediately exercisable; however, as a condition of exercise of those shares, the optionee must enter into a stock restriction agreement granting us the right to repurchase the shares issuable by such exercise at their cost in the event of the optionee's termination of employment. Generally, the shares vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each month thereafter. Exceptions made to our standard vesting arrangements included the grant of an option to each of Messrs. Jackson and Prioleau to purchase 600,000 shares, 100% of which vest on the fourth anniversary of the grant but subject to accelerated vesting upon the Company's achievement of certain operating and financial objectives.

			Number of Securities Underlying Unexercised Options at February 28, 2002 (#)
					Value of Unexercised In-the-Money Options at February 28, 2002 ($)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter H. Jackson	—	N/A	301,567	948,433	$166,350	$409,850
Frost R. R. Prioleau	—	N/A	512,415	949,585	155,350	409,850
James A. Brentano	—	N/A	141,247	188,753	42,400	13,700
David L. Dunlap	—	N/A	68,540	171,460	8,687	25,113
Norman A. Pensky	—	N/A	72,499	177,501	4,900	28,700

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        We have entered into a change of control severance agreement with each of our executive officers. This form of agreement provides that if there is a change of control of Intraware, and any of such executive officers is involuntarily terminated without cause within twelve months following the change of control or the announcement of such change of control, Intraware will provide to the executive officer:

  •
  a cash payment equal to 50% of his or her annual salary plus the full target bonus for the year;

  •
  100% of his or her health, dental and life insurance, including benefits paid to any dependents, through the earlier of six months from the date of his or her termination or the date he or she first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and

  •
  one year of additional vesting of unvested stock options in addition to any vesting acceleration provided under our 1996 Stock Option Plan (our 1996 Stock Option Plan provides that in the event of a change-of-control merger or asset sale, each outstanding option vests and becomes exercisable to the extent of the shares that would otherwise have vested by December 31 of the year in which the merger or asset sale occurs). Notwithstanding this provision of the change of control severance agreement, 150,000 option shares granted to Messrs. Jackson and Prioleau during our 2002 fiscal year are subject to this additional vesting only if the change of control results from a sale, exchange or other disposition of substantially all of the assets or outstanding common shares of Intraware at an implied enterprise value of not less than $1.25 per outstanding Common share.

        Effective August 31, 2002 Frost R. R. Prioleau resigned from his position as President of Intraware and entered into an employment agreement with Intraware under which he will serve part-time as Senior Advisor. The employment agreement became effective on September 1, 2002 and will terminate on August 31, 2003. Under the agreement, Mr. Prioleau will earn an annual salary of $62,500. Mr. Prioleau will receive a bonus of $62,500 upon any public announcement by the Company that it has achieved positive net income on a GAAP basis for its fiscal quarter ending August 31, 2003 or any prior fiscal quarter, or in the event of a sale, exchange or other disposition of substantially all of the assets or outstanding Common shares of the Company at an implied enterprise value of not less than $1.25 per outstanding Common share.

Compensation Committee Interlocks and Insider Participation

        As of September 10, 2002 and during fiscal year 2002, none of the members of our Compensation Committee was an officer (or former officer) or employee of Intraware; none of the members of our Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with Intraware in which the amount involved exceeded $60,000; and none of our executive officers served on the board of directors or compensation committee of another entity where one of that entity's officers served on our Compensation Committee.

Certain Relationships and Related Transactions

        Michael Falk, who was a member of our Board of Directors during the year ended February 28, 2002 and up until May 9, 2002, is Chairman, Chief Executive Officer, and President of Commonwealth Associates, L.P. Travis L. Provow, who was a member of our Board of Directors during the year ended February 28, 2002 and up until May 9, 2002, is a manager of ComVest Management, LLC, which is wholly owned by Commonwealth Associates Management Company, Inc. Commonwealth Associates Management Company is the general partner of Commonwealth Associates. Commonwealth Associates acted as placement agent in our Series B financing in April 2001, in which Intraware issued an aggregate of 360,000 shares of Preferred Stock for aggregate gross proceeds of $3.6 million. For its placement agency services in that transaction, we paid Commonwealth $216,000 in fees and reimbursed them for $60,000 in expenses. Commonwealth also acted as placement agent in our financings completed in August and September 2001, in which we issued promissory notes and warrants in a private placement to a group of institutional and individual investors, for aggregate gross proceeds of $6.15 million and $850,000 respectively. For its placement agency services in that transaction, we paid Commonwealth $350,000 in fees, reimbursed them for $35,000 in expenses, and issued to them a warrant for 700,000 shares of our common stock with an exercise price of $0.01. Commonwealth also acted as placement agent in our financing completed in May 2002, in which we issued Common Stock and warrants in a private placement to institutional and individual investors, for aggregate gross proceeds of $3.9 million. For its placement agency services in that transaction, we paid Commonwealth $231,400 in fees and reimbursed them for $70,000 in expenses.

        Mr. Falk is the chairman and principal shareholder of Commonwealth Associates Management Company. Commonwealth Associates Management Company owns ComVest Management, LLC, which is the general partner of ComVest Venture Partners, L.P. Mr. Provow is President and Managing Director of ComVest Venture Partners. ComVest Venture Partners purchased 200,000 shares of our Series B Preferred Stock and a warrant for 400,000 shares of our Common Stock with an exercise price of $1.125 per share, for $2,000,000 in our April 2001 financing. ComVest also purchased our 8% Senior Secured Promissory Notes with a face value of $3,000,000, and a warrant for 3,000,000 shares of our Common Stock with an exercise price of $0.01 per share, for $3,000,000 in our August 2001 financing. ComVest also purchased 250,000 shares of our Common Stock and a warrant for 50,000 shares of our Common Stock for $250,000 in our May 2002 financing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The members of the Compensation Committee are Ronald E. F. Codd and Brendan A. McLoughlin, each of whom is a non-employee director. Mr. McLoughlin replaced Laurence M. Baer as a member of the Committee in July 2002. The Committee has overall responsibility for Intraware's executive compensation policies and practices. The Committee's functions include:

  •
  evaluating management's performance,

  •
  determining the compensation of the Chief Executive Officer and the President of Intraware,

  •
  reviewing and approving the Company's compensation philosophy,

  •
  reviewing and approving all executive officers' compensation, including salaries and bonuses, and

  •
  administering compensation plans including granting awards under the Company's stock option plans to its employees.

        The Committee has provided the following report on the compensation policies of Intraware as they apply to the executive officers, including the Chief Executive Officer and the President, and the relationship of Intraware performance to executive compensation.

Overview of Compensation Policies

        The Company's compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee approved a compensation program consisting of the following principal elements:

  •
  base salary;

  •
  cash incentives (such as bonuses);

  •
  equity incentives (such as stock option grants); and

  •
  benefits.

        When establishing salaries, bonus levels and stock option grants for each of the executive officers, the Committee considers the recommendations of the Chief Executive Officer and the President, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews data concerning the compensation paid to officers at such companies. When setting the compensation of each of the executive officers, the Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Committee does, however, give significant consideration to the recommendations of the Chief Executive Officer and the President.

        A fundamental tenet of Intraware's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements, the benefits of equity ownership are extended to executive officers and employees of Intraware and its subsidiaries. As of September 10, 2002, the directors and executive officers of Intraware beneficially owned an aggregate of 6,753,283 shares of Common Stock, including shares issuable upon exercise of stock options exercisable on or before November 9, 2002, upon conversion of Series A Preferred Stock convertible on or before August 9, 2002, and upon exercise of warrants exercisable on or before November 9, 2002.

Fiscal Year 2002 Executive Officer Compensation Program

        The components of the executive compensation program are described below:

Base Salary

        Intraware believes that base salary is a significant factor in attracting, motivating and retaining skilled executive officers. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions in software development and e-commerce companies located in the San Francisco Bay Area. Executive salaries are reviewed annually and adjusted as appropriate to reflect changes in the market conditions and individual performance and responsibility.

Bonus Program

        Intraware's cash bonus program seeks to motivate executives to achieve the Company's performance objectives and to reward them when objectives are met. In the 2002 fiscal year, the Company's bonus program was tied to specific financial objectives of the Company, including positive cash flow and specific levels of EBITDA. If the Company met those goals in any particular quarter, then the size of the bonus to each executive officer depended on the Company's overall financial performance and, in the case of executives with particular areas of responsibility, the Company's achievement of its performance objectives in those particular areas. All executive officer performance objectives were developed as part of the Company's strategic plan that was updated quarterly, thereby helping to ensure that all executives' performance objectives are aligned with Intraware's strategic goals. In the 2002 fiscal year, no bonuses were paid to Intraware executive officers, with the exception of the Company's Senior Vice President of Sales, whose bonus consisted of commissions paid on sales of Company products and services.

Stock Option Grants

        In fiscal year 2002, the Committee granted to Intraware's executive officers stock options to purchase an aggregate of 2,500,000 shares under the 1996 Stock Option Plan. The Committee determined that, in view of many challenges faced by Intraware during the fiscal year, including a four-month reduction of employee salaries by 10%-20%, it was important to provide incentives for key executive officers to remain with the Company and lead it through the transition to a business model focused on profitability. The Committee determined the number of options granted to executive officers in fiscal year 2002 primarily by evaluating each officer's respective job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings, potential reward to the executive officer if the stock price appreciates in the public market, and rank within the Company's management structure. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

Benefits

        In fiscal year 2002, Intraware offered benefits to its executive officers that were substantially the same as those offered to all of Intraware's regular employees.

        Intraware has a tax-qualified deferred compensation plan, known as the Intraware, Inc., 401(k) Profit Sharing Plan, covering all of Intraware's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15% of their annual compensation, subject to a statutory maximum. Intraware has not provided additional matching contributions under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by Intraware to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Intraware, if any, will be deductible by Intraware when made.

Chief Executive Officer's and President's Compensation

        In fiscal year 2002, Peter H. Jackson served as the Company's Chief Executive Officer and a member of the Board of Directors. In fiscal year 2002, the Committee decreased Mr. Jackson's salary from $300,200 to $293,753, decreased his aggregate bonuses for the year from $40,000 to $0, and granted him options to purchase 1,200,000 shares of Company stock, of which options for 200,000 shares were subject to vesting based on achievement of Company financial objectives.

        In fiscal year 2002, Frost R. R. Prioleau served as the Company's President and a member of the Board of Directors. In fiscal year 2002, the Committee increased Mr. Prioleau's salary from $187,500 to $243,750 based on his promotion to the position of President, decreased his aggregate bonuses for the year from $20,000 to $0, and granted him options to purchase 900,000 shares of Company stock, of which options for 200,000 shares were subject to vesting based on achievement of Company financial objectives.

        In determining the compensation of Messrs. Jackson and Prioleau, the Committee considered the same criteria it considered with respect to the other executive officers as well as continuing contributions of Messrs. Jackson and Prioleau to the execution of the Company's strategic plan. The Committee noted that in fiscal year 2002, under the leadership of Messrs. Jackson and Prioleau, Intraware:

  •
  restructured the Company so as to focus on its high-margin proprietary products and services;

  •
  achieved positive pro forma net income (as defined in the Company's press release of January 9, 2002) in the Company's fiscal quarters ended November 30, 2001 and February 28, 2002;

  •
  increased the Company's gross profit margin from 30% in fiscal year 2001 to 37% in fiscal year 2002;

  •
  reduced operating expenses from $95.0 million in fiscal year 2001 to $47.3 million in fiscal year 2002;

  •
  reduced the Company's net loss from $58.4 million in fiscal year 2001 to $34.7 million in fiscal year 2002, and reduced the Company's net loss per share from $2.57 in fiscal year 2001 to $1.18 in fiscal year 2002; and

  •
  entered into channel alliances to gain access to the broadest possible range of customers at the lowest possible cost.

        However, the Committee also noted that certain financial objectives of the Company were not met, most importantly in the areas of cash flow and liquidity.

Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless that compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Company's 1996 Stock Option Plan will meet the requirements of being performance-based, the Committee believes that Section 162(m) will not reduce the tax deduction available to Intraware. Intraware's policy is to qualify, to the extent reasonable, its executive officers compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to Intraware's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Conclusion

        All aspects of Intraware's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Intraware's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Intraware's annual and long-term strategic objectives.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Ronald E. F. Codd Brendan A. McLoughlin

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Role of the Audit Committee

        The Audit Committee oversees Intraware's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee did the following:

  •
  reviewed and discussed with the Company's management and independent accountants the audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended February 28, 2002, addressing the acceptability of the Company's accounting principles as well as such other matters as are required to be discussed with the Committee under generally acceptable auditing standards and Statement of Accounting Standards 61 (Communication with Audit Committees);

  •
  discussed with the independent accountants the overall scope and plans for their audits;

  •
  met with the independent accountants, with and without management present, to discuss the results of their audits, and the overall quality of the Company's financial reporting; and

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent accountants their independence with respect to the Company, and considered the compatibility of non-audit services with the accountants' independence.

        The primary functions of the Committee are to:

  •
  provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance;

  •
  serve as an independent and objective party to review and evaluate the Company's financial reporting process and internal control system;

  •
  appoint, determine funding for, and oversee the Company's independent accountants;

  •
  review and appraise the audit efforts of the Company's independent accountants;

  •
  approve the provision by the independent accountants of permissible non-audit services;

  •
  evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations;

  •
  oversee management's establishment and enforcement of financial policies and business practices;

  •
  provide an open avenue of communication among the independent accountants, financial and senior management, counsel, and the Board of Directors;

  •
  receive, review and address accounting-related complaints and concerns received by the Company; and

  •
  engage independent counsel and advisors as the Committee deems necessary.

  •
  Our Board of Directors has adopted a written charter for the Audit Committee.

Meetings Held in Fiscal Year 2002, Committee Composition and Committee Independence

        The Committee held four meetings during fiscal year 2002. The members of the Audit Committee are Mark B. Hoffman, Ronald E. F. Codd and Brendan A. McLoughlin. Mr. McLoughlin replaced Laurence M. Baer as a member of the Committee in July 2002. Each member of the Committee is independent as defined under standards of federal law, the Securities and Exchange Commission, and the Nasdaq Stock Market.

Role of Management and the Independent Auditors

        Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion, based on their audits, as to the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

Recommendation

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 28, 2002, for filing with the SEC. The Committee and the Board have also recommended the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Mark B. Hoffman Ronald E. F. Codd Brendan A. McLoughlin

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total stockholder return from February 26, 1999, the effective date of the initial public offering of our Common Stock, through February 28, 2002, the end of our fiscal year 2002, for the Nasdaq Composite Index and the TSC Internet Index. The graph assumes that $100 was invested in our Common Stock at the initial public offering price of $16.00 per share, and in the above indices on February 26, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

        Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting Intraware, Inc., 25 Orinda Way, Orinda, CA 94563, (925) 253-4500. To provide the us sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by October 23, 2002.

        It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Peter H. Jackson, President and Chief Executive Officer
Dated: September 19, 2002

INTRAWARE, INC.

2002 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF INTRAWARE, INC. ("INTRAWARE")

        The undersigned hereby appoints Peter H. Jackson and John J. Moss, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Intraware's Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Intraware to be held at 10:00 a.m. on November 6, 2002 at OCC, 315 Camino Sobrante, Orinda, California 94563, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying Proxy Statement.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

FOLD AND DETACH HERE

INTRAWARE, INC.

        Please mark your vote in oval in the following manner using dark ink only ☐

		FOR NOMINEE	WITHHELD FROM NOMINEE
1.	Election of Class I Director Nominee: Frost R. R. Prioleau	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as independent accountants	☐	☐	☐
Mark here for address change and note below		☐

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

Signature:	Date:

Signature:	Date:

        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officer's title. If the signer is partnership, please sign the partnership name by an authorized person.

FOLD AND DETACH HERE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTOR
Nominee for Class I Director for a Term expiring in 2005
Incumbent Class II Directors Whose Term Expires in 2003
Incumbent Class III Directors Whose Term Expires in 2004
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER INFORMATION
Common Stock
Series A Preferred Stock
Series B-1 Preferred Stock
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH